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                                                                    Exhibit 3.25

File Number 5850-922-1                                                   (STAMP)

                               STATE OF ILLINOIS
                                   OFFICE OF
                             THE SECRETARY OF STATE

WHEREAS, ARTICLES OF INCORPORATION OF TITAN DISTRIBUTION, INC. INCORPORATED UNDER THE LAWS OF THE STATE OF ILLINOIS HAVE BEEN FILED IN THE OFFICE OF THE SECRETARY OF STATE AS PROVIDED BY THE BUSINESS CORPORATION ACT OF ILLINOIS, IN FORCE JULY 1, A.D. 1984.

Now Therefore, I, George H. Ryan, Secretary of State of the State of Illinois, by virtue of the powers vested in me by law, do hereby issue this certificate and attach hereto a copy of the Application of the aforesaid corporation.

In Testimony Whereof, I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, at the City of Springfield, this 14TH day of SEPTEMBER A.D. 1995 and of the Independence of the United States the two hundred and 20TH.


                                        /s/ George H. Ryan
                                        ----------------------------------------
                                        Secretary of State

(SEAL)

C-212 2
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Form BCA-2.10                            ARTICLES OF INCORPORATION
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
   (Rev. Jan. 1995)               This space for use by Secretary of State
                                                                             SUBMIT IN DUPLICATE!
George H. Ryan                                    (STAMP)
Secretary of State                                                           This space for use by Secretary of State
Department of Business Services
Springfield, IL 62756
                                                                             Date            9-14-95
Payment must be made by
certified check, cashier's                                                   Franchise Tax   $ 25.00
check, Illinois attorney's
check, Illinois C.P.A's check                                                Filling Fee     $ 75.00
or mony order, payable to                                                                    -------
"Secretary of State."                                                        Approved:       $100.00
---------------------------------------------------------------------------------------------------------------------

1.   CORPORATE NAME: TITAN  DISTRIBUTION, INC.
     (The corporate name must contain the word "corporation", "company," "incorporated," "limited" or an abbreviation thereof.)


2.   Initial Registered Agent:        Cheri              T.                         Holley
                                  First Name             Middle Initial             Last name

     Initial Registered Office:   2701 Spruce Street
                                  Number                   Street                    Suite #

                                  Quincy         IL        62301                     Adams
                                   City                  Zip Code                    County

3.   Purpose or purposes for which the corporation is organized:
     (if not sufficient space to cover this point, add one or more sheets of this size.)

     To engage in the transaction of any or all lawful business for which corporations may be incorporated under the Business Corporation Act of 1983, as amended.

4.   Paragraph 1: Authorized Shares, Issued Shares and Consideration Received:

              Par Value        Number of Shares     Number of Shares      Consideration to be
     Class    per Share           Authorized      Proposed to be Issued    Received Therefor
     ------   --------------   ----------------   ---------------------   -------------------
     Common   $ No par value        10,000                100                       $1,000.00
                                                                                    ---------
                                                                            TOTAL = $1,000.00

     Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are:
     (If not sufficient space to cover this point, add one or more sheets of this size.)
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5.   OPTIONAL:   (a) Number of directors constituting the initial board of directors of the corporation:.___________________________

                 (b) Names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify:

                           Name                          Residential Address                    City, State, ZIP
                 -------------------------   -------------------------------------------   --------------------------

                 ____________________________________________________________________________________________________

                 ____________________________________________________________________________________________________

                 ____________________________________________________________________________________________________

6.   OPTIONAL:   (a) It is estimated that the value of all property to be owned by the
                     corporation for the following year wherever located will be:          $_________________________

                 (b) It is estimated that the value of the property to be located within
                     the State of, Illinois during the following year will be:             $_________________________

                 (c) It is estimated that the gross amount of business that will be
                     transacted by the corporation during the following year will be:      $_________________________

                 (d) It is estimated that the gross amount of business that will be transacted from places of business in the State of Illinois during
                     the following year will be:                                           $_________________________

7.   OPTIONAL:   OTHER PROVISIONS

                 Attach a separate sheet of this size for any other provision to be included in the Articles of incorporation, e.g., authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc.

8.   NAME(S) & ADDRESS(ES) OF INCORPORATOR(S)

     The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated September 8, 1995

                          Signature and Name                                              Address
                          ------------------                                              -------


     1.   /s/ William M. McCleery, Jr.                         1.   525 Jersey Street, P.O. Box 1069
          --------------------------------------------------        -------------------------------------------------
          Signature                                                 Street

          William M. McCleery, Jr.                                  Quincy               IL                 62301
          (Type or Print Name)                                      City/Town           State              Zip Code

     2.                                                        2.
          --------------------------------------------------        -------------------------------------------------
          Signature                                                 Street

          --------------------------------------------------        -------------------------------------------------
          (Type or Print Name)                                      City/Town           State              Zip Code

     3.                                                        3.
          --------------------------------------------------        -------------------------------------------------
          Signature                                                 Street

          --------------------------------------------------        -------------------------------------------------
          (Type or Print Name)                                      City/Town           State              Zip Code

(Signatures must be in BLACK INK on original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)

NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by its president or vice president and verified by him, and attested by its secretary or assistant secretary.

                                  FEE SCHEDULE

-    The initial franchise tax is assessed at the rate of 15/100 of 1 percent ($1.50 per $1,000) on the paid-in capital represented in this state, with a minimum of $25.

-    The filing fee is $75.

-    The MINIMUM TOTAL DUE (franchise tax + filing fee) is $100.
     (Applies when the Consideration to be Received as set forth in Item 4 does not exceed $16,667)

-    The Department of Business Services in Springfield will provide assistance in calculating the total fees if necessary. Illinois Secretary of State Department of Business Services, Springfield, IL 62756
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